UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2008

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendment to the 2004 Equity Incentive Plan

At the Annual Meeting of Stockholders of Cytokinetics, Incorporated (the "Company") held on May 22, 2008, (the "2008 Annual Meeting"), the stockholders of the Company approved an amendment to the Company’s 2004 Equity Incentive Plan (the "2004 Plan," and, as amended and restated, the "Amended Plan"), which the Company’s Board of Directors previously approved. The Amended Plan provides for the grant of the following types of incentive awards: stock options, stock appreciation rights, restricted stock, and performance shares and performance units. Each of these is referred to individually as an "Award." The maximum aggregate number of shares of the Company’s common stock ("Shares") that may be awarded and sold under the Amended Plan is 8,817,040 Shares plus any Shares returned on or after February 29, 2008 to the Company’s 1997 Stock Option/Stock Issuance Plan as result of terminations or options or repurchase of Shares issued under such plan, up to a maximum of 1,220,000 Shares. The amendments to the 2004 Plan reflected in the Amended Plan include the following: (i) removal of the "evergreen" provisions of the 2004 Plan that provided for automatic annual increases in the number of Shares available for award and sale under the 2004 Plan, (ii) an increase from the 6,817,040 Shares that were available for award and sale pursuant to the 2004 Plan as of February 29, 2008 to the amounts as set forth above and in the Amended Plan, (iii) providing for any Award reflecting an exercise price at less than fair market value to count against the Amended Plan’s Share reserve as two Shares for each Share subject to such Award, (iv) prohibition of Award repricings without stockholder consent, (v) inclusion of certain additional limitations on the number of Shares that may be granted on an annual basis through individual Awards, and (vi) removal of the provisions in the 2004 Plan that related to automatic stock option grants to outside directors.

The Amended Plan also provides that it shall be administered by the Board of Directors or a committee appointed by the Board of Directors (in either case, the "Administrator"). Subject to the terms of the Amended Plan, the Administrator has the sole discretion to select the employees, directors and consultants who will receive Awards, to determine the terms and conditions of Awards, to interpret the provisions of the Amended Plan and outstanding Awards, and to make other determinations deemed necessary or advisable for administering the Amended Plan.

The changes to the 2004 Plan as reflected in the Amended Plan, as well as a summary of the terms of the Amended Plan, are described in detail in the Company’s 2008 proxy statement filed with the Securities and Exchange Commission in connection with the 2008 Annual Meeting. The summary descriptions of the Amended Plan, and the changes to the 2004 Plan that the Amended Plan carries out, set forth above and in the 2008 proxy statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Plan which is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No. Description
------------------------
10.1 2004 Equity Incentive Plan, as amended and restated.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

May 29, 2008	By:	/s/ Sharon Surrey-Barbari

Name: Sharon Surrey-Barbari
Title: Senior Vice President, Finance and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	2004 Equity Incentive Plan, as amended and restated.